Exhibit 99.1

Allegro MicroSystems Reports Fourth Quarter and Fiscal Year 2022 Results

—Company Achieves Record Revenue and Profitability for the Fourth Quarter and Full Year—

Manchester, NH, May 9, 2022 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its fourth quarter and fiscal year 2022 that ended March 25, 2022. The Company’s net sales increased 7% sequentially to a new quarterly record of $200.3 million. Both GAAP and non-GAAP gross margin also reached records, and earnings per share was at the high end of guidance.

Quarter Highlights:

•	Total net sales of $200.3 million increased 14% year-over-year, exceeding guidance.

•	Automotive net sales of $141.2 million were up 19% year-over-year.

•	Industrial net sales of $34.7 million were up 19% year-over-year.

•	GAAP gross margin of 54.7% and non-GAAP gross margin of 55.6% set new records.

•	Operating margin on a GAAP basis was 15.1% and on a non-GAAP basis was 23.2%.

•	GAAP diluted earnings per share was $0.13 and non-GAAP diluted EPS was $0.21, up 11% sequentially and at the high end of guidance.

For the full year, net sales were $768.7 million, an increase of 30% compared to the prior year. Gross margin was 53.0% on a GAAP basis, an increase of 583 bps over the prior year, and 54.1% on a non-GAAP basis, an increase of 410 bps over the prior year and representing new records and meaningful progress toward the Company’s target of 55%. Improvements in operating income resulted in significant earnings per share growth on both a GAAP and non-GAAP basis.

Fiscal Year Highlights:

•	Total net sales of $768.7 million were up 30% year-over-year.

•	Automotive net sales of $531.6 million were up 34% year-over-year.

•	Industrial net sales of $133.2 million were up 40% year-over-year.

•	GAAP gross margin was 53.0% and non-GAAP gross margin was 54.1%.

•	Operating margin on a GAAP basis was 17.8% and on a non-GAAP basis was 23.2%.

•	GAAP diluted earnings per share was $0.62, representing 520% year-over-year growth, and non-GAAP diluted EPS was $0.78, representing 70% year-over-year growth.

“Allegro’s outstanding fourth quarter execution capped a year of record results as well as the achievement of several key milestones,” said Ravi Vig, President and CEO of Allegro MicroSystems. “In fiscal 2022, we demonstrated magnetic sensor and power technology leadership, drove record revenues across our business, and meaningfully grew earnings per share through margin expansion and operating leverage. The secular trends that drive our long-term trajectory – including vehicle electrification, advanced driver assistance systems, data center efficiency and efficient motion control – continue to see strong adoption in the market. In addition, our design win momentum and record backlog will continue to serve as significant growth drivers for fiscal 2023, contributing to an increase in our full year revenue growth outlook to the high-teens.”

Business Summary and Outlook

Automotive represented 71% of revenue in the quarter and grew 8.0% sequentially, driven by strong content expansion across active safety, comfort and convenience as well as vehicle electrification applications. Automotive net sales for fiscal year 2022 grew 34% year-over-year to reach a record high of $531.6 million, with ADAS and xEV growing to approximately 36% of automotive revenue. The Company shared that new products represented the majority of design wins during the fiscal year, driven by the close alignment of its innovation pipeline with high growth xEV and ADAS applications.

Industrial end markets represented 17% of revenue in the quarter and increased 9% sequentially, reaching record levels. The Company continued to gain momentum across multiple categories, including data center, green energy and EV charging infrastructure. Industrial sales for fiscal year 2022 grew 40% year-over-year to reach a record high of $133.2 million, resulting from the Company’s alignment to key trends in automation and efficient motion control, as well as its successful transformation to improve its scale and focus in the broad market.

For the first quarter ending June 24, 2022, the Company expects total net sales to be in the range of $205 million to $210 million. Non-GAAP gross margin is expected to be in the range of 54% to 55% and non-GAAP earnings per diluted share are expected to be in the range of $0.22 to $0.23.

Allegro has not provided a reconciliation of its first fiscal quarter outlook for non-GAAP gross margin and non-GAAP earnings per diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Tuesday, May 10, 2022 at 8:30 a.m. Eastern time. Ravi Vig, President and Chief Executive Officer and Derek D’Antilio, Chief Financial Officer, will discuss Allegro’s financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.

About Allegro MicroSystems

Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance for our first fiscal quarter ending June 24, 2022. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; COVID-19 induced lock-downs and suppression on our supply chain and customer demand; our ability to compete effectively, expand our market share and increase our net sales and profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; shifts in our product mix or customer mix, which could negatively impact our gross margin; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; any disruptions at our primary third-party wafer fabrication facilities; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; our indebtedness may limit our flexibility to operate our business; the loss of one or more significant end customers; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; the volatility of currency exchange rates; risks related to acquisitions of and investments in new businesses, products or technologies, joint ventures and other strategic transactions; our ability to raise capital to support our growth strategy; our ability to effectively manage our growth and to retain key and highly skilled personnel; changes in tax rates or the adoption of new tax legislation; risks related to litigation, including securities class action litigation; and our ability to accurately estimate market opportunity and growth forecasts; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 19, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

ALLEGRO MICROSYSTEMS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Three-Month Period Ended		Fiscal Year Ended
	March 25, 2022	March 26, 2021	March 25, 2022	March 26, 2021	March 27, 2020
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$163,559	$143,017	$619,861	$486,546	$465,532
Net sales to related party	36,734	32,091	148,813	104,661	184,557

Total net sales	200,293	175,108	768,674	591,207	650,089
Cost of goods sold	90,690	88,102	361,214	312,305	388,813

Gross profit	109,603	87,006	407,460	278,902	261,276
Operating expenses:
Research and development	32,432	28,140	121,873	108,649	102,052
Selling, general and administrative	46,822	34,799	150,937	153,476	106,396
Impairment of long-lived assets	—	7,119	—	7,119	—
Change in fair value of contingent consideration	100	(2,500)	(2,000)	(2,500)	—

Total operating expenses	79,354	67,558	270,810	266,744	208,448
Operating income	30,249	19,448	136,650	12,158	52,828
Other income (expense):
Loss on debt extinguishment	—	—	—	(9,055)	—
Interest income (expense), net	707	(668)	(1,057)	(2,603)	(110)
Foreign currency transaction (loss) gain	(513)	(1,558)	(568)	(2,889)	1,391
Income in earnings of equity investment	215	6	1,007	1,413	—
Other, net	(502)	(178)	4,714	(475)	(831)

Income (loss) before income taxes	30,156	17,050	140,746	(1,451)	53,278
Income tax provision (benefit)	4,504	8,361	21,191	(19,552)	16,173

Net income	25,652	8,689	119,555	18,101	37,105
Net income attributable to non-controlling interests	36	45	148	148	134

Net income attributable to Allegro MicroSystems, Inc.	$25,616	$8,644	$119,407	$17,953	$36,971

Net income attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.13	$0.05	$0.63	$0.22	$3.70

Diluted	$0.13	$0.05	$0.62	$0.10	$3.70

Weighted average shares outstanding:
Basic	189,997,738	189,429,893	189,748,427	83,448,055	10,000,000

Diluted	192,125,252	190,860,556	191,811,205	176,416,645	10,000,000

Supplemental Schedule of Total Net Sales

The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change		Fiscal Year Ended		Change
	March 25, 2022	March 26, 2021	Amount	%	March 25, 2022	March 26, 2021	Amount	%
	(Dollars in thousands)
Automotive	$141,213	$118,539	$22,674	19.1%	$531,564	$398,298	$133,266	33.5%
Industrial	34,654	29,162	5,492	18.8%	133,187	94,872	38,315	40.4%
Other	24,426	27,407	(2,981)	(10.9)%	103,923	98,037	5,886	6.0%

Total net sales	$200,293	$175,108	$25,185	14.4%	$768,674	$591,207	$177,467	30.0%

Supplemental Schedule of Stock-Based Compensation

The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Fiscal Year Ended
(In thousands)	March 25, 2022	March 26, 2021	March 25, 2022	March 26, 2021
Cost of sales	$1,184	$314	$3,176	$5,158
Research and development	1,119	536	3,933	3,573
Selling, general and administrative	12,598	2,119	26,439	41,139

Total stock-based compensation	$14,901	$2,969	$33,548	$49,870

Supplemental Schedule of Acquisition Related Intangible Amortization Costs

The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Fiscal Year Ended
(In thousands)	March 25, 2022	March 26, 2021	March 25, 2022	March 26, 2021
Cost of sales	$273	$273	1,092	651
Selling, general and administrative	22	37	90	117

Total intangible amortization	$295	$310	$1,182	$768

ALLEGRO MICROSYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 25, 2022 (Unaudited)	March 26, 2021
Assets
Current assets:
Cash and cash equivalents	$282,383	$197,214
Restricted cash	7,416	6,661
Trade accounts receivable, net of provision for expected credit losses of $105 at March 25, 2022 and allowances for doubtful accounts $138 at March 26, 2021	87,359	69,500
Trade and other accounts receivable due from related party	27,360	23,832
Accounts receivable - other	4,144	1,516
Inventories	86,160	87,498
Prepaid expenses and other current assets	14,995	18,374
Current portion of related party note receivable	1,875	—
Assets held for sale	—	25,969

Total current assets	511,692	430,564
Property, plant and equipment, net	210,028	192,393
Operating lease right-of-use assets	16,049	—
Deferred income tax assets	17,967	26,972
Goodwill	20,009	20,106
Intangible assets, net	35,970	36,366
Related party note receivable, less current portion	5,625	—
Equity investment in related party	27,671	26,664
Other assets, net	47,609	14,613

Total assets	$892,620	$747,678

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$29,836	$35,389
Amounts due to related party	5,222	2,353
Accrued expenses and other current liabilities	65,459	78,932
Current portion of operating lease liabilities	3,706	—

Total current liabilities	104,223	116,674
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Operating lease liabilities, less current portion	12,748	—
Other long-term liabilities	15,286	19,133

Total liabilities	157,257	160,807

Stockholders’ Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at March 25, 2022 and March 26, 2021	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 190,473,595 shares issued and outstanding at March 25, 2022; 1,000,000,000 shares authorized, 189,588,161 issued and outstanding at March 26, 2021	1,905	1,896
Additional paid-in capital	627,792	592,170
Retained earnings	122,958	3,551
Accumulated other comprehensive loss	(18,448)	(11,865)

Equity attributable to Allegro MicroSystems, Inc.	734,207	585,752
Non-controlling interests	1,156	1,119

Total stockholders’ equity	735,363	586,871

Total liabilities, non-controlling interest and stockholders’ equity	$892,620	$747,678

ALLEGRO MICROSYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended
	March 25, 2022 (Unaudited)	March 26, 2021	March 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$119,555	$18,101	$37,105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,527	48,307	64,048
Amortization of debt issuance costs	101	226	—
Deferred income taxes	7,498	(18,931)	(4,909)
Stock-based compensation	33,548	49,870	1,435
(Gain) loss on disposal of assets	(349)	269	698
Loss on debt extinguishment	—	9,055	—
Change in fair value of contingent consideration	(2,000)	(2,500)	—
Impairment of long-lived assets	—	7,119	—
Provisions for inventory and credit losses/bad debt	6,297	5,019	3,891
Unrealized gains on marketable securities	(3,722)	—	—
Changes in operating assets and liabilities:
Trade accounts receivable	(18,347)	(9,303)	16,441
Accounts receivable - other	(2,668)	(28)	346
Inventories	(4,471)	7,641	346
Prepaid expenses and other assets	(19,450)	(29,047)	2,629
Trade accounts payable	(4,348)	15,099	(3,122)
Due to/from related parties	(659)	4,878	(23,946)
Accrued expenses and other current and long-term liabilities	(3,383)	14,795	(13,543)

Net cash provided by operating activities	156,129	120,570	81,419

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(69,941)	(40,673)	(45,615)
Acquisition of business, net of cash acquired	(14,549)	(11,555)	—
Proceeds from sales of property, plant and equipment	27,408	318	3,936
Investments in marketable securities	(9,189)	—	—
Contribution of cash balances due to divestiture of subsidiary	—	(16,335)	—

Net cash used in investing activities	(66,271)	(68,245)	(41,679)

CASH FLOWS FROM FINANCING ACTIVITIES:
Related party note receivable	(7,500)	51,377	30,000
Proceeds from initial public offering, net of underwriting discounts and other offering costs	—	321,425	—
Payments for taxes related to net share settlement of equity awards			—
Proceeds from issuance of common stock under equity award and purchase plans less payments for taxes related to net share settlement of equity awards	2,193	(27,707)	—
Dividends paid	—	(400,000)	—
Borrowings of senior secured debt, net of deferred financing costs	—	315,719	43,000
Repayment of senior secured debt	—	(300,000)	—
Repayment of unsecured credit facilities	—	(33,000)	—
Capital contribution	—	—	9,500

Net cash (used in) provided by financing activities	(5,307)	(72,186)	82,500
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	1,373	3,860	(5,621)

Net (decrease) increase in Cash and cash equivalents and Restricted cash	85,924	(16,001)	116,619
Cash and cash equivalents and Restricted cash at beginning of period	203,875	219,876	103,257

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$289,799	$203,875	$219,876

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$197,214	$214,491	$99,743
Restricted cash at beginning of period	6,661	5,385	3,514

Cash and cash equivalents and Restricted cash at beginning of period	$203,875	$219,876	$103,257

Cash and cash equivalents at end of period	282,383	197,214	214,491
Restricted cash at end of period	7,416	6,661	5,385

Cash and cash equivalents and Restricted cash at end of period	$289,799	$203,875	$219,876

Consolidated Statements of Cash Flows (cont.)

(in thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$813	$2,746	$2,448
Cash paid for income taxes	$22,195	$8,908	$15,873
Non-cash transactions:
Changes in Trade accounts payable related to Property, plant and equipment, net	$(2,021)	$(3,226)	$(1,542)
Assets held for sale transferred from property, plant and equipment, net	—	25,969	—
Loans to cover purchase of common stock under employee stock plan	—	171	232
Recognition of right of use assets and lease liability upon adoption of new accounting standard	356	—	—

Non-GAAP Financial Measures

In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:

•	such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	such measures exclude certain costs which are important in analyzing our GAAP results;

•	such measures do not reflect changes in, or cash requirements for, our working capital needs;

•	such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	such measures do not reflect our tax expense or the cash requirements to pay our taxes;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;

•	such measures do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for

GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.

•	Voxtel inventory impairment—Represents costs related to the discontinuation of one of our product lines manufactured by Voxtel.

•

Inventory cost amortization—Represents intercompany inventory transactions incurred from purchases made from PSL in fiscal year 2020. Such costs are one-time incurred expenses impacting our operating results during fiscal year 2021 following the disposition of PSL during the fiscal year ended March 26, 2021 (the “PSL Divestiture”). Such costs did not have a continuing impact on our operating results after our second fiscal quarter of fiscal year 2021.

•

Foundry service payment—Represents foundry service payments incurred under our Price Support Agreement with PSL in respect to the guaranteed capacity at PSL to support our production forecast and are one-time costs incurred impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs did have a continuing impact on our operating results after fiscal year 2021.

•	Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards.

•

AMTC Facility consolidation one-time costs—Represents one-time costs incurred in connection with closing of the AMTC Facility and transitioning of test and assembly functions to the AMPI Facility announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021 and closed on the sale in August 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.

•

Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020.

•

COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility.

(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin in this release do not include adjustments consisting of:

•

Additional AMTC-related costs—Represents costs relating to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020 consisting of the net savings expected to result from the movement of work to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and therefore did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021.

•

Out-of-period adjustment for depreciation expense of giant magnetoresistance assets (“GMR assets”)—Represents a one-time depreciation expense related to the correction of an immaterial error, related to 2017, for certain manufacturing assets that have reached the end of their useful lives.

Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin

We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.

•

Transaction fees—Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the acquisition of Voxtel in fiscal year 2020, (ii) one-time transaction-related legal and consulting fees in fiscal 2021, (iii) one-time transaction-related legal, consulting and registration fees related to a secondary offering on behalf of certain shareholders in fiscal 2022, and (iv) one-time transaction-related legal and consulting fees in fiscal 2022 not related to (iii).

•

Severance—Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force, (ii) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, (iii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022, and (iv) nonrecurring separation costs related to the departure of an officer in fiscal year 2022.

•	Impairment of long-lived assets—Represents impairment charge incurred in connection with the sale of the AMTC Facility.

•	Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.

(**) Non-GAAP Operating Income in this release does not include adjustments consisting of those set forth in note (*) to the calculation of non-GAAP Gross Profit, and the corresponding calculation of non-GAAP Gross Margin, above or:

•

Labor savings—Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.

•	Non-core loss (gain) on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.

•

Miscellaneous legal judgment charge—Represents a one-time charge associated with the final payment of the previously accrued amount payable with respect to a VAT dispute related to the construction of the AMPI Facility.

•

Loss on debt extinguishment—Represents one-time costs representing deferred financing costs associated with the $300.0 million of our term loan facility repaid during the fiscal year ended March 26, 2021.

•

Foreign currency translation loss—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.

•	Income in earnings of equity investment—Represents our equity method investment in PSL.

•	Unrealized losses (gains) on investments—Represents mark-to-market adjustments on equity investments with readily determinable fair values.

Non-GAAP Profit before Tax, Non-GAAP Net Income, and Non-GAAP Basic and Diluted Earnings Per Share

We calculate non-GAAP Profit before Tax as Profit before as Income (Loss) before Income Taxes excluding the same items excluded above and also excluding the item below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the item below in applicable periods.

•	Interest on repaid portion of term loan facility—Represents interest expense associated with the $300.0 million of our term loan facility repaid during the period.

Non-GAAP Provision for Income Tax

In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision (Benefit):

•	Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Fiscal Year Ended
	March 25, 2022	December 24, 2021	March 26, 2021	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit
GAAP Gross Profit	$109,603	$101,165	$87,006	$407,460	$278,902
Voxtel inventory impairment	—	—	—	3,106	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	930	—	5,930
Stock-based compensation	1,184	742	314	3,176	5,158
AMTC Facility consolidation one-time costs	—	—	625	144	2,184
Amortization of acquisition-related intangible assets	273	273	273	1,092	651
COVID-19 related expenses	296	137	64	1,092	202

Total Non-GAAP Adjustments	$1,753	$1,152	$2,206	$8,610	$16,823

Non-GAAP gross profit*	$111,356	$102,317	$89,212	$416,070	$295,725

Non-GAAP gross margin	55.6%	54.8%	50.9%	54.1%	50.0%

*

Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $— and $6,553 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and out-of-period adjustment for depreciation expense of GMR assets of $— and $768 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 25, 2022	December 24, 2021	March 26, 2021	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Expenses
GAAP Operating Expenses	$79,354	$65,560	$67,558	$270,810	$266,744
Research and Development Expenses

GAAP Research and Development Expenses	32,432	30,297	28,140	121,873	108,649

Stock-based compensation	1,119	1,019	536	3,933	3,573
AMTC Facility consolidation one-time costs	—	—	—	2	2
COVID-19 related expenses	3	6	8	23	100
Transaction fees	5	—	—	5	18

Non-GAAP Research and Development Expenses	31,305	29,272	27,596	117,910	104,956

Selling, General and Administrative Expenses

GAAP Selling, General and Administrative Expenses	46,822	37,963	34,799	150,937	153,476

Stock-based compensation	12,598	5,859	2,119	26,439	41,139
AMTC Facility consolidation one-time costs	74	108	1,488	657	5,626
Amortization of acquisition-related intangible assets	22	23	37	90	117
COVID-19 related expenses	215	356	250	1,503	4,926
Transaction fees	384	1,085	3,727	1,498	7,426
Severance	—	578	—	746	156

Non-GAAP Selling, General and Administrative Expenses	33,529	29,954	27,178	120,004	94,086

Change in fair value of contingent consideration	100	(2,700)	(2,500)	(2,000)	(2,500)

Total Non-GAAP Adjustments	14,520	6,334	12,784	32,896	67,702

Non-GAAP operating expenses *	$64,834	$59,226	$54,774	$237,914	$199,042

*

Non-GAAP Operating Expenses do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $— and $723 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and labor savings costs of $— and $218 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 25, 2022	December 24, 2021	March 26, 2021	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Income
GAAP Operating Income	$30,249	$35,605	$19,448	$136,650	$12,158
Voxtel inventory impairment	—	—	—	3,106	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	930	—	5,930
Stock-based compensation	14,901	7,620	2,969	33,548	49,870
AMTC Facility consolidation one-time costs	74	108	2,113	803	7,812
Amortization of acquisition-related intangible assets	295	296	310	1,182	768
COVID-19 related expenses	514	499	322	2,618	5,228
Impairment of long-lived assets	—	—	7,119	—	7,119
Change in fair value of contingent consideration	100	(2,700)	(2,500)	(2,000)	(2,500)
Transaction fees	389	1,085	3,727	1,503	7,444
Severance	—	578	—	746	156

Total Non-GAAP Adjustments	$16,273	$7,486	$14,990	$41,506	$84,525

Non-GAAP Operating Income*	$46,522	$43,091	$34,438	$178,156	$96,683

Non-GAAP Operating Margin* (% of net sales)	23.2%	23.1%	19.7%	23.2%	16.4%

*

Non-GAAP Operating Income and the corresponding calculation of non-GAAP Operating Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $— and $7,276 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, labor savings costs of $— and $218 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and out-of-period adjustment for depreciation expense of GMR assets of $— and $768 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 25, 2022	December 24, 2021	March 26, 2021	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA
GAAP Net Income	$25,652	$32,973	$8,689	$119,555	$18,101
Interest (income) expense, net	(707)	269	668	1,057	2,603
Income tax provision (benefit)	4,504	6,281	8,361	21,191	(19,552)
Depreciation & amortization	12,006	12,011	12,082	48,527	48,307

EBITDA	$41,455	$51,534	$29,800	$190,330	$49,459

Non-core loss (gain) on sale of equipment	1	(19)	156	(349)	442
Voxtel inventory impairment	—	—	—	3,106	—
Miscellaneous legal judgment charge	—	—	—	—	574
Loss on debt extinguishment	—	—	—	—	9,055
Foreign currency translation loss	513	3	1,558	568	2,889
Income in earnings of equity investment	(215)	(287)	(6)	(1,007)	(1,413)
Unrealized losses (gains) on investments	760	(3,504)	—	(3,722)	—
Stock-based compensation	14,901	7,620	2,969	33,548	49,870
AMTC Facility consolidation one-time costs	74	108	2,113	803	7,812
COVID-19 related expenses	514	499	322	2,618	5,228
Impairment of long-lived assets	—	—	7,119	—	7,119
Change in fair value of contingent consideration	100	(2,700)	(2,500)	(2,000)	(2,500)
Transaction fees	389	1,085	3,727	1,503	7,444
Severance	—	578	—	746	156
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	930	—	5,930

Adjusted EBITDA*	$58,492	$54,917	$46,188	$226,144	$144,763

Adjusted EBITDA Margin* (% of net sales)	29.2%	29.4%	26.4%	29.4%	24.5%

*

Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: (i) AMTC additional costs of $— and $7,276 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and labor savings costs of $— and $218 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 25, 2022	December 24, 2021	March 26, 2021	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Profit before Tax
GAAP Income (Loss) before Tax Provision (Benefit)	$30,156	$39,254	$17,050	$140,746	$(1,451)
Non-core loss (gain) on sale of equipment	1	(19)	156	(349)	442
Voxtel inventory impairment	—	—	—	3,106	—
Miscellaneous legal judgment charge	—	—	—	—	574
Loss on debt extinguishment	—	—	—	—	9,055
Foreign currency translation loss	513	3	1,558	568	2,889
Income in earnings of equity investment	(215)	(287)	(6)	(1,007)	(1,413)
Unrealized losses (gains) on investments	760	(3,504)	—	(3,722)	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	930	—	5,930
Stock-based compensation	14,901	7,620	2,969	33,548	49,870
Interest on repaid portion of Term Loan Facility	—	—	—	—	2,163
AMTC Facility consolidation one-time costs	74	108	2,113	803	7,812
Amortization of acquisition-related intangible assets	295	296	310	1,182	768
COVID-19 related expenses	514	499	322	2,618	5,228
Change in fair value of contingent consideration	100	(2,700)	(2,500)	(2,000)	(2,500)
Transaction fees	389	1,085	3,727	1,503	7,444
Severance	—	578	—	746	156

Total Non-GAAP Adjustments	$17,332	$3,679	$16,698	$36,996	$98,235

Non-GAAP Profit before Tax*	$47,488	$42,933	$33,748	$177,742	$96,784

*

Non-GAAP Profit before Tax does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $— and $7,276 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, labor savings costs of $— and $218 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and out-of-period adjustment for depreciation expense of GMR assets of $— and $768 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 25, 2022	December 24, 2021	March 26, 2021	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Provision for Income Taxes
GAAP Income Tax Provision (Benefit)	$4,504	$6,281	$8,361	$21,191	$(19,552)
GAAP effective tax rate	14.9%	16.0%	49.0%	15.1%	1347.5%
Tax effect of adjustments to GAAP results	2,817	561	(3,053)	6,415	34,486

Non-GAAP Provision for Income Taxes *	$7,321	$6,842	$5,308	$27,606	$14,934

Non-GAAP effective tax rate	15.4%	15.9%	15.7%	15.5%	15.4%

*

Non-GAAP Provision for Income Taxes does not include tax adjustments for the following components of our net income: additional AMTC related costs, labor savings costs, and out-of-period adjustment for depreciation expense of GMR assets. The related tax effect of those adjustments to GAAP results were $— and $1,851 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

	Three-Month Period Ended			Fiscal Year Ended
	March 25, 2022	December 24, 2021	March 26, 2021	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income
GAAP Net Income	$25,652	$32,973	$8,689	$119,555	$18,101

GAAP Basic Earnings per Share	$0.14	$0.17	$0.05	$0.63	$0.22
GAAP Diluted Earnings per Share	$0.13	$0.17	$0.05	$0.62	$0.10

Non-core loss (gain) on sale of equipment	1	(19)	156	(349)	442
Voxtel inventory impairment	—	—	—	3,106	—
Miscellaneous legal judgment charge	—	—	—	—	574
Loss on debt extinguishment	—	—	—	—	9,055
Foreign currency translation loss	513	3	1,558	568	2,889
Income in earnings of equity investment	(215)	(287)	(6)	(1,007)	(1,413)
Unrealized losses (gains) on investments	760	(3,504)	—	(3,722)	—
Inventory cost amortization	—	—	—	—	2,698
Foundry service payment	—	—	930	—	5,930
Stock-based compensation	14,901	7,620	2,969	33,548	49,870
Interest on repaid portion of Term Loan Facility	—	—	—	—	2,163
AMTC Facility consolidation one-time costs	74	108	2,113	803	7,812
Amortization of acquisition-related intangible assets	295	296	310	1,182	768
COVID-19 related expenses	514	499	322	2,618	5,228
Impairment of long-lived assets	—	—	7,119	—	7,119
Change in fair value of contingent consideration	100	(2,700)	(2,500)	(2,000)	(2,500)
Transaction fees	389	1,085	3,727	1,503	7,444
Severance	—	578	—	746	156
Tax effect of adjustments to GAAP results	(2,817)	(561)	3,053	(6,415)	(34,486)

Non-GAAP Net Income*	$40,167	$36,091	$28,440	$150,136	$81,850

Basic weighted average common shares	189,997,738	189,736,901	189,429,893	189,748,427	83,448,055
Diluted weighted average common shares	192,125,252	192,068,222	190,860,556	191,811,205	176,416,645

Non-GAAP Basic Earnings per Share	$0.21	$0.19	$0.15	$0.79	$0.98
Non-GAAP Diluted Earnings per Share	$0.21	$0.19	$0.15	$0.78	$0.46

*

Non-GAAP Net Income does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $— and $7,276 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, labor savings costs of $— and $218 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and out-of-period adjustment for depreciation expense of GMR assets of $— and $768 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and (ii) the related tax effect of adjustments to GAAP results of $— and $1,851 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

Investor Contact:

Katherine Blye

Investor Relations

Phone: (603) 626-2306

kblye@ALLEGROMICRO.com